                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Affinity Sensors and LabSystems Divisions of Fisons plc:

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                            ARTHUR ANDERSEN

Cambridge, England
September 13, 1996